CERTIFICATE AMENDING ARTICLES OF INCORPORATION
                                       OF
                      ULTIMATE SECURITY SYSTEMS CORPORATION

The undersigned, being the President and Secretary of ULTIMATE SECURITY SYSTEMS CORPORATION, a Nevada Corporation, herby certify that by majority vote of the Board of Directors and majority vote of the stockholders at a meeting held on April 7, 1997 , it was agreed by unanimous vote that this CERTIFICATE AMENDING ARTICLES OF INCORPORATION be filed.

The undersigned further certifies that the original Articles of Incorporation of ULTIMATE SECURITY SYSTEMS CORPORATION were filed with the Secretary of State of Nevada on the 18th day of August, 1994. The undersigned further certifies that ARTICLES FOURTH of the original Articles of Incorporation filed on the 18th day of August, 1994, herein is amended to read as follows:
                                 ARTICLE FOURTH

That the total number of stock authorized that may be issued by the Corporation is TWENTY-FIVE MILLION (25,000,000) shares @ $.01 par value. There shall be two classes of stock authorized, of the said shares, TWENTY MILLION (20.000,000) shall be designated as common shares and FIVE MILLION (5,000;000) shall be designated as preferred . Said shares may be issued by the corporation from time to time for such considerations as may be fixed from time to time by the Board of Directors..

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                 CERTIFICATE AMENDING ARTICLES OF INCORPORATION
                                       OF
                      ULTIMATE SECURITY SYSTEMS CORPORATION
The undersigned hereby certify that they have on this 12th say of May, 1997, executed this Certificate Amending the original Articles of Incorporation heretofore fled with the Secretary of State of Nevada.


                       -----------------------------------
                                    President

                       -----------------------------------
                                    Secretary
STATE OF CALIFORNIA
)SS:
COUNTY OF ORANGE


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on this 14th day of May, 1997, before me, the undersigned, a Notary Public in and for the County of ORANGE, State of CALIFORNIA personally appeared: Known to me to be the person(s) whose name(s) are subscribed to the foregoing Certificate Amending Articles of Incorporation and acknowledged to me that they executed the same.

                     -------------------------------------
                                  Notary Public
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                                FILED # C12839-94
                                  DEC 20, 2000
                                In the office of

                                 /s/ Dean Heller
                         Dean Heller Secretary of State




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